EXHIBIT 10.5.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made this 29th day of March 2004, by Highland Hospitality, L.P., a Delaware limited partnership (the “Company”), and Highland Hospitality Corporation, a Maryland Corporation (the “REIT”), each with its principal place of business at 8405 Greensboro Drive, Suite 500, McLean, VA 22102 and Douglas W. Vicari, residing at 464 Oradell Avenue, Oradell, New Jersey 07649 (the “Executive”).

WHEREAS, the Company and the REIT entered into that certain Employment Agreement dated October 24, 2003 (the “Employment Agreement”) with the Executive;

WHEREAS, the parties have agreed to amend the Employment Agreement to reflect the fact that the REIT is the employing entity regularly paying the compensation to the Executive and the employing entity with primary responsibility for taking action with respect to Executive’s employment under the Employment Agreement; and

WHEREAS, the parties desire to correct a reference in Section 6(d)(vii)(C) of the Employment Agreement.

NOW THEREFORE, the parties agree as follows:

1. References in Sections 1, 4, 5 and 6 of the Employment Agreement to actions required or permitted to be taken by the “Company” shall be required or permitted to be taken by the “Company Group”.

2. The word “Company” in Section 6(d)(vii)(C) shall be replaced with the word “REIT”.

3. Section 11(d) is amended to read as follows:

“(d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the REIT and the Executive, which amendment or modification is consented to by the Company.”

4. Section 11(g) is amended to read as follows:

“(g) Waiver. No delays or omission by the Company, the REIT or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent by the REIT shall not be effective unless consented to by the Company. A waiver or consent given by the Company Group or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.”

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the day and year first above written.

HIGHLAND HOSPITALITY, L.P.

By:	HHC GP Corporation, its general partner

By:	/s/ James L. Francis

James L. Francis President and Chief Executive Officer

DOUGLAS W. VICARI

/s/ Douglas W. Vicari

HIGHLAND HOSPITALITY CORPORATION

By:	/s/ James L. Francis

James L. Francis President and Chief Executive Officer